DATARAM

PRESS RELEASE

Dataram Contact:                      Investor Contact:
Mark Maddocks,                        Joe Zappulla
Vice President-Finance, CFO           Wall Street Investor Relations Corp.
609-799-0071                          212-681-4100
info@dataram.com                      JZappulla@WallStreetIR.com



                    DATARAM REPORTS FIRST QUARTER
                         FINANCIAL RESULTS

   o   Company Earns $.13 Per Diluted Share
   o   Backlog Grows to $5.1 Million


PRINCETON, N.J. August 17, 2004 -- Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its first fiscal quarter ended July 31, 2004. Revenue for the quarter was $15.8 million, compared to $12.3 million for the first quarter of the previous fiscal year, an increase of 29%. Revenues for the prior sequential quarter were $19.9 million. Net earnings for the quarter were $1.2 million or $0.13 per diluted share compared to net earnings of $171,000 or $0.02 per diluted share for the comparable prior year period and $1.5 million or $0.17 per diluted share for the fourth quarter of last fiscal year.

                                                                  Fourth
(In 000's, except per share amounts)      First Quarter           Quarter

                                     FY 2005      FY 2004         FY 2004

Revenues                            $ 15,791     $ 12,267        $ 19,948
Earnings from operations            $  1,183     $    136        $  1,742
Net earnings                        $  1,167     $    171        $  1,530
Diluted earnings per share          $   0.13     $   0.02        $   0.17


"This quarter represents our third consecutive quarter of year-over-year revenue growth," commented Robert V. Tarantino, Dataram's chairman and CEO. "It is not unusual for our first quarter to be less robust than the fourth quarter as the fourth quarter is typically our strongest. Our order rate was good and exceeded our revenues. The backlog increased to $5.1 million. We regard the year-over-year growth as a strong indicator that demand for our products continues to strengthen."

Mark Maddocks, Dataram's vice president of finance and CFO, added, "Our gross margins are in line with our historical norm of approximately 25% and are expected to remain at that level in the upcoming quarter. Engineering and S, G&A expenses totaled approximately $2.9 million in the quarter. Second quarter expenses are expected to be in this same range. The Company's balance sheet remains strong. Our current ratio is 4.9-to-1 and we have no long-term debt."

Mr. Tarantino concluded, "Our OEM business during the first quarter continued to be strong and represented approximately 53% of our revenue. Additionally, we received our first order from a major new customer, a computer manufacturer. We remain confident that we will achieve our fiscal 2005 business plan."

Dataram will conduct a conference call today at 4:30 p.m. (EDT) to present its first quarter financial results and to respond to investor questions. Interested shareholders may participate in the call by dialing 800-837-5479 and providing the following reservation number: 21205403. It is recommended that participants call 10 minutes before the conference call is scheduled to begin. The conference call can also be accessed over the Internet through
Vcall at www.vcall.com.   A replay of the call will be available approximately
one hour after the completion of the conference call through Vcall and for 24 hours by dialing 800-633-8284 or 402-977-9140 and entering the reservation number listed above.

ABOUT DATARAM CORPORATION
Dataram is a worldwide leader in the design and manufacture of high capacity, reliable and innovative memory solutions. With over 37 years experience Dataram provides customized memory solutions for OEMs and compatible memory for leading brands including HP/Compaq, Dell, IBM, SGI, Sun Microsystems and Intel. For more information about Dataram, visit www.dataram.com



The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, the commencement of production, or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.



                        ***** Financial Tables Follow *****



                      DATARAM CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share amounts)
                                    (Unaudited)


                                                        Quarter Ended
                                                           July 31,
                                                   2004                 2003

Revenues                                   $     15,791       $       12,267
Costs and expenses:
   Cost of sales                                 11,741                8,818
   Engineering and development                      319                  333
   Selling, general and administrative            2,548                2,980
                                           ____________       ______________
                                                 14,608               12,131

Earnings from operations                          1,183                  136

Other income (expense), net                          65                   50
                                           ____________       ______________

Earnings before income tax expense                1,248                  186

Income tax expense                                   81                   15
                                           ____________       ______________

Net earnings                              $       1,167       $          171
                                           ============       ==============

Net earnings per share:
   Basic                                  $        0.14       $         0.02
                                           ============       ==============
   Diluted                                $        0.13       $         0.02
                                           ============       ==============

Average number of shares outstanding:
   Basic                                          8,562                8,497
                                           ============       ==============
   Diluted                                        9,303                8,617
                                           ============       ==============


                       DATARAM CORPORATION AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In thousands)
                                   (Unaudited)


                                          July 31, 2004      April 30, 2004

ASSETS
Current assets
   Cash and cash equivalents                 $    5,601          $    6,806
   Trade receivables, net                         7,828               8,846
   Inventories                                    4,512               2,537
   Deferred income taxes                            723                 723
   Other current assets                             306                  92
                                             ______________________________
      Total current assets                       18,970              19,004

Property and equipment, net                       2,680               2,858

Other assets                                         54                  50
                                             ______________________________

Total assets                                 $   21,704          $   21,912
                                             ==============================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                          $    3,096          $    3,862
   Accrued liabilities                              765               1,646
                                             ______________________________
      Total current liabilities                   3,861               5,508


Stockholders' equity                             17,843              16,404
                                             ______________________________

Total liabilities and stockholders' equity
                                             $   21,704          $   21,912
                                             ==============================